Prospectus Supplement (Sales Report) No. 26 dated April 14, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 382211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382211	$7,500	$7,500	15.37%	1.00%	April 10, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382211. Member loan 382211 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Gloucester County Department of Corrections	Debt-to-income ratio:	24.61%
Length of employment:	7 months	Location:	Wenonah, NJ

Home town:	Woodbury
Current & past employers:	Gloucester County Department of Corrections
Education:	Cittone Institute

This borrower member posted the following loan description, which has not been verified:

I needed money for my wedding last september and was preapproved for a loan through CitiFinancial. At the time the fact that I was paying 22% interest was of little concern to me because I just needed the money and now I'm trying to fix it and pay it off at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,685.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384913	$1,925	$1,925	12.84%	1.00%	April 10, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384913. Member loan 384913 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Maverik Country Store	Debt-to-income ratio:	10.48%
Length of employment:	9 months	Location:	Torrington, WY

Home town:	Torrington
Current & past employers:	Maverik Country Store, Panhandle Coop Grocery Store for 5 years, Subway Sandwiches for 5years, Cheyenne Aerotech Cafeteria for 2 and a half years, Cheyenne Hathaway Cafeteria for 4 years
Education:	Eastern Wyoming College

This borrower member posted the following loan description, which has not been verified:

Just to have a little cash available if needed.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$653.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're willing to pay 13% just in case you need some money? I'm sure there's more to it than that. You'll need to make up a better story if you want this funded.	We have an old house and older cars. Money is very tight. Your interest rate is a little lower than my credit card. I feel more in control having more money in my checking account if something breaks down than relying on a credit card. And this way I have the same monthly payment.
Why don't you wait until something does go wrong, pay for it with a credit card, put a listing up, then immediately pay off the credit card when you get the listing funded? In the meantime you can use the money you'd be paying towards the 13% interest on this loan to pay down your credit card debt.	I could do it that way. I don't have large credit card debt at the present time. I am trying to avoid that. We also have expensive medicines to buy on a tight budget. In the meantime I could keep scraping by with the stress of a tight budget. Maybe it's just a peronal preference on handling things. I don't know what else to say.

Member Payment Dependent Notes Series 385832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385832	$8,000	$8,000	13.79%	1.00%	April 13, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385832. Member loan 385832 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,750 / month
Current employer:	Walmart	Debt-to-income ratio:	11.43%
Length of employment:	4 years 7 months	Location:	STERLING, MI

Home town:
Current & past employers:	Walmart, Ark Animal Hospital
Education:	Kirtland Community College

This borrower member posted the following loan description, which has not been verified:

I would like to borrow $10,000.00 dollars towards the purchase of a manufactured home for my family. The cost of the manufactured home is $6000.00 dollars. I need the additianal funds for moving and set up of the manufactured home on our property. I may not need all of it but I would like all bases covered just in case. It's going to cost us $1,000.00 dollars to move the house. I pay all my bills on time and I have been at the same job now for almost 5 years. This would help my family greatly, we are in definate need of a new home. Thank you. Sandy

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,142.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387100	$8,000	$8,000	14.74%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387100. Member loan 387100 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	kearns electric inc.	Debt-to-income ratio:	24.08%
Length of employment:	4 years 2 months	Location:	philadelphia, PA

Home town:	Philadelphia
Current & past employers:	kearns electric inc., Dollar Tree Stores
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,441.00	Public Records On File:	1
Revolving Line Utilization:	66.50%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387448	$6,000	$6,000	14.74%	1.00%	April 10, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387448. Member loan 387448 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,392 / month
Current employer:	Cauley Detective Agency	Debt-to-income ratio:	1.34%
Length of employment:	1 year 10 months	Location:	Gibsonia, PA

Home town:	Pittsburgh
Current & past employers:	Cauley Detective Agency, Explosive Supplements LLC
Education:	Robert Morris University

This borrower member posted the following loan description, which has not been verified:

Loan is as for follows- $3,000.00 - Helping friend/ giving him $3000 to repay me whenever he can. $2,000.00 - Taking a trip with friends to Corolla NC, already charged part of it to credit card, don't need a loan but I'm building credit and like to have a cushion in my bank account. Friends are going to pay me back when they get back from college this summer. $700 -buying a bicycle to get in better shape. $300 -spare for the 1% charge and other fees associated with taking out the loan and extra just to have a cushion. I currently have a $7000 savings set aside for when i need a new car/emergency expenses, will be adding my tax refund and part of my annual vacation pay to this fund. I am primarily doing this loan to raise my credit score, although it is excellent now, I want to raise it so when I get a house years down the road I can get a good interest rate and be able to afford a decent home. Employment Security guard $12.00/hr + $1.87 health care reimbursement(i am under my parents health care until I am 23 since i am a full time college student also)- full time. I am in good standing and have not been written up for anything. I have been employed there since May 2007. Also own a home based internet business which will be up in two months which is already funded for selling weight lifting and weight loss supplements. I also have a backup plan on doing EMS which pays more and trains you and they are in need of EMT's if the economy causes me to lose my current job. Although i do not think the economy will affect my job, I still plan for the future, and working at McDonald's is not below me worse comes to worse. Currently enrolled full time at Robert Morris University, Graduation date is expected to be May 2010 as long as i can schedule the classes i need. Planning to go on to get a masters degree directly after getting my B.S. in management. I am planning on applying to a few police departments after I am done with college. any questions feel free to ask.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,185.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you able to pay this loan even though your friend does not have to pay you back? (Prov 22:26)	Yes, I am not expecting him to pay me back for a long time and it is my loan so its my responsibility, I am using this loan as more of a credit booster. Also along with if my friends that i am going on vacation with don't pay me, I will not have any problems paying this loan. I work full-time in security and don't want a scratch on my credit report. This loan is 100% my responsibility, not the responsibility of my friend.(I am playing the $3,000 that i am giving him more as a gift to him so I don't have to rely on him paying it back to me, nor do i expect it to be paid back anytime during the duration of the loan)
Sounds fair. I would have imagined your freind requesting a loan from us. In any event, where did you work prior to your current company and for how long?	I did not work prior to my current job, as i did not know what to expect during college. After the first year I got a job in the beginning of the summer which would be my current job as a security officer. I have been working full time while going to school full time with no problems, currently this semester i have 18 credits and work full time, this does not bother me and this summer i will be taking 3 credits, then 15 credits in the fall and 11 credits in the spring all while working full time, after next spring i should have my B.S. in management and will be going for my masters, as long as i can schedule all my classes. in fact i cannot stand to sit around and my grades improved when i started my job.
Do you plan on paying a little faster to save interest? I believe I read somewhere that paying a little extra looks good on credit as it shows that you are not just paying the minimum you can.	I am not planning to pay this loan off faster as i realize if i pay this loan off faster you only get a pro rata share, I did not see anywhere that you can get your credit score up by paying off loans earlier, I actually heard the opposite, that if you paid off a loan too fast that it could hurt your credit score. I am unaware what the effects are on that, but i will be paying off the loan at the regular monthly payments so you have an opportunity to make money off of me and my credit score goes up because you let me borrow allowing me to strengthen my credit.
OK, just checking. You are right that if paid off too fast(under 12 months) it will hurt score however from what i read paying faster looks good to the lender as it shows that you are not just getting by and actually paid the loan a few months early.	I will have to keep that information in mind for the future, Thanks for the new knowledge, but I do understand that people are lending money to me to make money and although i can pay off the loan early, Those who lend me money(you) would not make the money off of me that you are expecting if i paid off early. I understand that this is a two way street and for bestowing trust in me, I don't want to take away any profits that you would be expecting to make from lending me money.

Member Payment Dependent Notes Series 387759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387759	$25,000	$25,000	12.53%	1.00%	April 8, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387759. Member loan 387759 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Bill Stancel Masonry, Inc.	Debt-to-income ratio:	2.86%
Length of employment:	5 years 10 months	Location:	Alva, FL

Home town:	Fort Myers
Current & past employers:	Bill Stancel Masonry, Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Potential Lenders: I am a college graduate, married ten years, with two children. I graduated from the University of Central Florida, with a bachelor degree in business administration with a minor in finance. I currently am responsible for the day to day operations of a $25M average annual sales construction company. My income is two part: For my day to day living expenses I take a salary of $72,800 annually. The remainder of my income is based on commissions and bonuses. Average commission and bonuses for the last three years has been about $80,000 per year. This year I am on track with about $25,000 in commissions year to date and much of the year to go. I sold my home during the real estate boom and I have managed to put enough away to build a new home for my family. Presently I am renting a nice place until the construction of my new home is finished. Not wanting to use all of my available savings I have used some credit lines available to me to finance some of the construction as building schedule and my cash flow from commissions do not always coincide. My intentions are to finish the house by the end of this year, and depending on rates, refinance the home and repay any outstanding debt. I have an excellent credit history. I have never had a late payment of any kind. I always pay my bills on time. Everything I own is paid for (vehicles, boat, etc.,) except for the lot I am building by house on which has a note for $55K. My net worth is about $300K. Thank you for your investment consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,911.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you verify your income with Lending Club ?	Yes, I will verify income. I am sending over my w2's today.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I will be verifying my income.
YOU SHOW EXCELLENT RATINGS IN EVERY AREA. WHY WOULD YOU NEED TO USE LENDING CLUB. YOU SHOULD BE ABLE TO USE MORE CONVENTIONAL FUNDING.	I came across lending club by way of the search engines. I went through the loan app based on an advertised home page interest rate of around 8%. After going through the process the deal came back where it is now. Somewhere around 13% or so. It is going to cost me an additional $100/mo. By way of convenience, and a curiosity in the lending club itself I decided to proceed. I am also interested in ultimately being an investor in this site and thought well of seeing it from the borrowers standpoint. I am not sure I understand your question exactly. What you are saying is that, Lending Club is solely intended for people with poor credit ratings? I wouldn't see that as being a very big draw for investors.
Why is your Gross Income stated as $12,500 / month while you say "Average commission and bonuses for the last three years has been about $80,000 per year. This year I am on track with about $25,000 in commissions year to date and much of the year to go." That comes only to about $8K / month?	My salary is approx $6,000/mo. My commissions average $80,000/12 mo... that works out to about $6,500/mo. $6,000 + $6,500 = $12,500
My bad, I should have read the description more carefully. I already funded your loan, thanks.	Looks like I am 100 percent funded. Thanks everyone.

Member Payment Dependent Notes Series 388222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388222	$11,250	$11,250	13.16%	1.00%	April 8, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388222. Member loan 388222 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gleason Works	Debt-to-income ratio:	18.69%
Length of employment:	1 year	Location:	Smithton, IL

Home town:	Mountain Home
Current & past employers:	Gleason Works, Gleason Works
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to payoff my 2 credit cards. I have been an excellent steward of my finances. I used credit to get me through school and have been working on paying them off for 2 years. It's near impossible to do with the credit card companies. I have worked as a industrial engineer for 9 years at a major transportation company. About a year ago made a move to my current job as a supply chain anaylst. Both credit cards add up to $10,800. Help me pay them off and get out of debt. I have no mortage and my wife and I are getting ready to move in with my parents. This will help us expedite getting debt free within 3-4 years. I NEED a good rate of intrest. Please help. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$11,197.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I can. I'm not sure how to go about that. I'll get in touch with LC. Thanks, Tom
What was the reason for the job change? Also, please list out your recurring monthly expenses. Thanks.	Better pay, More secure job and industry, Moving closer to family. ~ Job change was a no brianer when the opportunity presented itself. Rent: 700 Utilities: 150 Food/entertainment 250 Phone/Internet/Cable: 160 Car: 550 Car Insurance: 100 Gas: 120 Credit Cards 475 Thanks, Tom :-)
What was the delinquency that was about 4 years ago?	My wife had braces. The Dr's office purged their computer files and accidently deleted their record to automatically withdraw money from our cking account. They reported us as not paying. This was never resovled because I was tired of dealing with the Dr's office.

Member Payment Dependent Notes Series 388319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388319	$19,000	$19,000	16.32%	1.00%	April 10, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388319. Member loan 388319 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Incorp Services Inc	Debt-to-income ratio:	17.16%
Length of employment:	3 years 2 months	Location:	henderson, NV

Home town:	Curitiba
Current & past employers:	Incorp Services Inc, Inenvi, LLC
Education:	Universidade Federal do Parana

This borrower member posted the following loan description, which has not been verified:

I bought a 2005 convertible nissan 350Z last year because my ex boyfriend told me he'd pay for half the monthly payments. We ended up breaking up and now I pay for it myself. Thing is, I dont need a car that expensive, and I can't sell it to a private party because I make payments in it and I can't get the title until the car is paid off. You can't sell a car to a private party unless you hold the title. I could sell to a dealer but they will pay me 6000 less than what I owe in the car so that is completely out of question. I owe $20300 in the car, a dealer would give me 14k and I can sell it to a private party for 19 or 20k. Therefore, the purpuse of this loan is so that I can pay off my car, so I can get the title and sell it to a private party. Then I would use the sale money, whenever it sells, to buy a much cheaper car (I was thinking something like 5k) and use the rest as a down payment in a house I wanna buy. The other option I would have to stop wasting money in this car is to have someone take over my car payments and just transfer the title to that person when the car is paid off. I find that very risky because the car would still me under my name and responsability and if the person doesnt make my payment in time it would affect my credit negatively when I am trying to buy a house. I have never paid any bills late and I wouldn't let someone one do that with my name and credit. Not to mention the damage that can be done to the car and all things that can go wrong with that option. I am a great candidate for this loan because I am an extremely honest and responsable person. I pay all my bills at least a week before their due date, always on time, and I always pay them until they are paid off. The only reason my credit is not even higher is because I am a foreigner and dont have enough credit history since I have only been in the States for 4 years. I am a software enginner and I make enough money to pay this loan confortably. My monthly expense with rent and utilities is only $500. This is just an option to get rid of luxuries I dont need and use my money wisely. Thank you. :)

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,022.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Incorp? How's demand these days, up or down?	I'm a software engineer. I build web applications for them. Incorp is among the big 4 Registered Agent Services providers in the country, so my job is pretty secure and the economical crisis doesn't affect us which I suppose is something to be thankful for. :)

Member Payment Dependent Notes Series 388471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388471	$15,000	$15,000	16.32%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388471. Member loan 388471 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	US Navy	Debt-to-income ratio:	16.39%
Length of employment:	15 years	Location:	FPO AP, CA

Home town:
Current & past employers:	US Navy
Education:	University of Maryland-Baltimore

This borrower member posted the following loan description, which has not been verified:

I just need the money to pay for some legal fees. I hired a lawyer to take care of the custody of my son but is not doing anything right now. So I need some money to hire another lawyer to take care of the custody of my son and another lawyer so that I can sue my original lawyer. My credit score is excellent but my bank messed up my payment on my carloan and is showing as delinquent right now. I just talk to my bank and they will take care of the delinquency but told me that it will take a few weeks.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$7,467.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you eligible to remain on active duty during the duration of your loan? Excluding the details your provided in the loan description, do you have other major expenses coming due within the next 12 months not covered by the military? Thank you.	1. Yes 2. No

Member Payment Dependent Notes Series 388500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388500	$10,000	$10,000	7.68%	1.00%	April 8, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388500. Member loan 388500 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Cruses-n-More	Debt-to-income ratio:	0.00%
Length of employment:	1 month	Location:	ORLANDO, FL

Home town:	Kezmarok
Current & past employers:	Cruses-n-More, WTH
Education:	West Caldwell College, NJ

This borrower member posted the following loan description, which has not been verified:

Purchasing a car from a private seller.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you currently own a car? If so, what make and model? What is the make and model of the car you want to buy with the loan?	Hello, I currently own a 2002 Mitsubishi Lancer. When I applied for the load I was going to purchase a car from a private seller, but later on found out the little things wrong with it. I will be purchasing a 2002 325CI BMW from a Fields BMW dealership. It is worth more than 10 grand but I have savings to pay off the rest. Yesterday I had to put down a deposit down on it so they can at least take it off the market until my full loan comes in. So please, help out with the loan : ) Thank You Renata
It said you had a late payment or delinquency 43 months ago, can you tell me about it?	About four years ago I got my first credit card. Later on I decided to move out of my parents house and never got the bill to pay for it. In October of 05 I moved to Florida. When I called the CC company I paid off what I owed and canceled it. That was over three and a half years ago, now being more mature and responsible you can see that was my one and only late payment.

Member Payment Dependent Notes Series 388502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388502	$20,000	$20,000	12.21%	1.00%	April 8, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388502. Member loan 388502 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Self Employed	Debt-to-income ratio:	3.04%
Length of employment:	n/a	Location:	Carson City, NV

Home town:	Carson City
Current & past employers:	Self Employed, Marv McQueary Excavating
Education:	Western Nevada College

This borrower member posted the following loan description, which has not been verified:

Robert McQueary owner of ARMAC Construction. I am seeking a $25,000 loan to cover operating expenses. I will be starting a project in the next 2 to 3 weeks and will need some capital to cover payroll, material, & equipment expenses. Robert McQueary; has 25 years experience in excavating, paving & utilities.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,893.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of project are you starting? Are you expecting to pay off the loan quickly?	The project is a retail building. Loan should be paid off in 3 to 6 months.

Member Payment Dependent Notes Series 388538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388538	$16,500	$16,500	9.32%	1.00%	April 13, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388538. Member loan 388538 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	United Health Care	Debt-to-income ratio:	8.35%
Length of employment:	2 years	Location:	ELLICOTT CITY, MD

Home town:	Mt. Pleasant
Current & past employers:	United Health Care, Hospice Of Baltimore
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Good afternoon, I'm requestng this loan to use the equity we have in our family car to 1) payoff the current loan and 2) use the balance to consolidate other debt during my husband's current umemployment. (Please note that he does work occaisonally as consultant while he searches for his next job.) We are current with all of our debt obligations at this time and anticipate no problem maintaining that status at our present income level. The estmated payment for this loan is equal to the existing loan and would not add to our monthly expenses. In fact, we are taking steps to reduce our monthly expenses, including moving to a new apartment in our complex that will save us approximately $800 per month. Thank you very much for your consideration. Best regards, Alice Baij

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,921.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list out your recurring monthly expenses and what your monthly net income is? Thanks.	Someone already asked this question. The answer is listed in detail on my profile. Thanks.
What are the credit lines that constitute your 42k debt? Also what are the interest rates on those lines?	Government guaranteed student loans (consolidated) and Visa. The student loan is locked in at the govt rate, approximately 6%. The Visa is approximately 14%.

Member Payment Dependent Notes Series 388586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388586	$15,000	$15,000	15.68%	1.00%	April 10, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388586. Member loan 388586 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	n/a	Debt-to-income ratio:	13.12%
Length of employment:	n/a	Location:	Houston, TX

Home town:
Current & past employers:
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Proceeds of loan to be used to pay off BofA credit card that had terms unceremoniously -- and incomprehensibly -- changed. Would like to pay off with installment loan instead of transferring to another card. Remaining funds to pay off other revolving debt. Most of this was accumulated to finish out major home addition over the past 18 months. House is in near-town historic district with continued (reasonable) appreciation in property value despite the current economic realities. I have lived in this home along with my wife and children for more than a dozen years. I am a compensation consultant for respected firm with offices in several major US cities. Our clients tend to be in the energy industry, and the outlook among current clientelle and future business is sound. My credit history is very good, and I always meet my obligations.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	65	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,910.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income/debt with LC	Debt to income per Feb 2009 credit report is 19%. This does not include my spouse's income, which adds about 70% to our household gross.

Member Payment Dependent Notes Series 388587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388587	$6,800	$6,800	14.11%	1.00%	April 13, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388587. Member loan 388587 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Sunrise Technology Systems	Debt-to-income ratio:	10.30%
Length of employment:	1 year 6 months	Location:	Louisville, KY

Home town:	Ft. Belvior
Current & past employers:	Sunrise Technology Systems, Sunrise Technology Systems
Education:	Western Kentucky University

This borrower member posted the following loan description, which has not been verified:

Starting up new business. Need 20K to get started.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,356.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe what kind of business you are looking to start?	This will be not be technically be a startup. I have a part time tutoring service that I would like to expand and eventually make full time. I need the capital to renovate office space and buy books and computers for this service.

Member Payment Dependent Notes Series 388716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388716	$10,725	$10,725	13.16%	1.00%	April 8, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388716. Member loan 388716 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Prism Microsystems, Inc.	Debt-to-income ratio:	12.09%
Length of employment:	1 year 9 months	Location:	Stevensville, MD

Home town:	Stevensville
Current & past employers:	Prism Microsystems, Inc., Queen Anne's County Public Schools, Alion Science and Technology
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off an unsecured loan from Bank of America with a very high interest rate. I have never made a late payment and I take pride in that.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,854.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Yes. I will contact customer service to ensure it gets verified. I also wanted to thank everyone for their consideration.
Your B or A loan is half of the amount showing for your revolving credit balance. Is the rest credit cards?	Outside of this Bank of America loan I am attempting to pay off, I have a student loan from Sallie Mae with a balance of $7150. This Sallie Mae loan has a minimum monthly payment of $75. The rest is credit cards. Thanks again for everyone's consideration.

Member Payment Dependent Notes Series 388725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388725	$3,500	$3,500	14.74%	1.00%	April 13, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388725. Member loan 388725 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,166 / month
Current employer:	DOD KANSAS AIR GUARD	Debt-to-income ratio:	19.94%
Length of employment:	19 years	Location:	GODDARD KS, KS

Home town:	Oroville
Current & past employers:	DOD KANSAS AIR GUARD, US Air Force
Education:	Embry Riddle Aeronautical University-Extended Campus

This borrower member posted the following loan description, which has not been verified:

I have worked full time for the DOD Kansas Air National Guard for the past 19 years. I hold a high level civil service position. I am also assigned to the Kansas Air Guard as a Guardsman (also 19 years). This second position is a one weekend a month two weeks or more a year guard /reserve job. In this position I am a Senior Master Sergeant (E-8). I enjoy what I do and foresee myself in these jobs for many years to come. The point here is my job/salary is rock solid. (Lending Club has verified my income) I am very responsible in paying my debts. My credit report shows I have never been late from my first account in 1990 to present. I am requesting a $3500 loan for a 1999 Kawasaki ZX11 with only 5K miles. It is an outstanding buy and the bike is like new. You can not go wrong in supporting this loan?thank you for your support.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,162.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388731	$3,200	$3,200	8.00%	1.00%	April 13, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388731. Member loan 388731 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	17.92%
Length of employment:	1 year 5 months	Location:	Seattle, WA

Home town:	Indianola
Current & past employers:	Self-Employed, Apple Inc., Vavricka Juntti & Co.
Education:	Minneapolis College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to spread out some of my business expenses and taxes to make them manageable at this time. I am a freelance graphic designer that does a wide range of services for just a couple of clients. I am very organized and I always know where I am financially, and never make a late payment. Business is doing well right now, but I need some help before I will see the result of my current work.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$849.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388737	$15,000	$15,000	8.00%	1.00%	April 10, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388737. Member loan 388737 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	State of Oregon	Debt-to-income ratio:	17.11%
Length of employment:	30 years	Location:	HILLSBORO, OR

Home town:	Baker
Current & past employers:	State of Oregon, Department of Fish and Wildlife
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Background on my financial debt: $4,500 credit card debt, $7,000 bank line of credit; $4,500 Prosper loan; and $18,000 vehicle loan. Interest rates on credit cards range from 15-18%, bank line of credit 12%, Prosper loan 10% and vehicle loan 18%. Just received a generous credit card line from U.S. Bank. I would move the $4,500 in credit debt to that card which guarantees a 3% rate on balance transfers for 5 years. I would then use a Lending Club loan to pay of my current line of credit with the bank and pay down some of the vehicle loan. And then because of the new zero balance on the bank line of credit the remainder of the vehicle loan could be transferred to that line of credit. So the bottom line is I am transferring my credit card debt to a 3% rate, my current line of credit balance to an 8% rate and portions of my vehicle loan to 12% and 8% rates.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,952.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit profile shows $8952 revolving credit balance, which does not match with your description. Could you please explain? Thanks.	Hi. My profile amounts provide the most accurate numbers for my personal debt. Credit reporting is sometimes delayed a bit depending on the creditor reporting and time of month they report. I had some new vet bills for my chocolate lab and also I have to travel a lot for work and I get some substantial travel advances (last month was $3,900) and sometimes I will put those advances into my bank line of credit to save some interest charged during the month. Figure every little bit helps. :) So that is why the numbers don't match up exactly but the numbers I provided in the profile are the actual amounts of my personal debt today. I wanted to provide the most accurate information to lenders.
Hi Brad - What exactly is it that you do for the State of Oregon? Do you enjoy adequate job security (I noticed you have put in 30 years!) Also, would you please verify your income with Lendingclub? Thanks	Hello. I am a wildlife biologist and basically have worked for the same agency since high school even working part time during my college years. I am a senior biologist with the longest tenure in my work class so my job security is high. Also, the programs I deal with, plus my wages, are from license fees and not tax dollars so there is more stability with funding. So as far as income and work I would consider myself very stable and a good risk for this loan. I am looking to retire in about 5 years and I have been working hard to have little to no debt when that time comes. I have noted that LendingClub has shown on my profile that they have checked on the information I provided and approved it. I will check with them if there is more I can provide. Actually the monthly income shown on the profile is a bit low and I make closer to $72K for an annual salary. Hope this helps with your questions.

Member Payment Dependent Notes Series 388771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388771	$24,000	$24,000	12.84%	1.00%	April 10, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388771. Member loan 388771 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self Employed	Debt-to-income ratio:	18.51%
Length of employment:	7 years	Location:	Peoria, AZ

Home town:	Croix Chapeau
Current & past employers:	Self Employed, Dynegy Inc., Ferrellgas Partners
Education:	Our Lady of the Lake University-San Antonio

This borrower member posted the following loan description, which has not been verified:

I am starting a retail craft supply and pottery painting studio. I have a good relationshiip with my bank and was told last summer that I would have no trouble getting the SBA loan when I needed it. With the financial crisis, all of that changed and they couldn't get me the SBA loan. I will be funding about half of the start up costs myself and am looking for funding for the remainder. This business is one of the few industries that is not feeling the recession. As people can no longer afford to take vacations, the advent of the 'staycation' has emerged. Now families are looking for things to do at home. My studio will provide a place for people to come and learn new crafts, scrapbooking, pottery painting, home decorating, etc. Unlike a big box craft store, mine will focus more on the classes and how to use the products that are out there.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,815.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What market research have you done to confirm that this will be a viable and profitable busines in your area.	I have done a great deal of market research, both locally and industry wide. Articles, trend reports and surveys conducted by prominent publications in the craft industry all say the industry is going strong with one exception. General crafts are lagging, not due to consumer interest but due to the lack of education for the consumers. That is one of the main focuses of my studio. Consumer education. We will have craft classes covering a wide range of mediums all month long, during the day for stay at home moms and evenings and weekends for the working woman. In addition, we will have scrapbooking and pottery painting which are both still very popular business segments. When Michael's craft store was sold they decided to regroup and strip the stores of all of their classes. This left the consumers without a venue to learn new crafts. Locally, there are no craft stores within 50 miles that offers the classes I will be offering. There is also no other store that has both scrapbooking and pottery painting under one roof.
You are currently listed as self-employed, what business were you in? Also, in case the start-up fails, how do you plan to repay the loan? Thank you and good luck.	I was an IT consultant in the energy business. I left the business with multiple consulting offers. If the start up were to fail I would go back to that lucrative career and still be able to repay the loan.

Member Payment Dependent Notes Series 388774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388774	$11,200	$11,200	14.74%	1.00%	April 10, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388774. Member loan 388774 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,317 / month
Current employer:	Pacific Gas and Electric Company	Debt-to-income ratio:	16.21%
Length of employment:	6 years 10 months	Location:	Clovis, CA

Home town:	Taipei
Current & past employers:	Pacific Gas and Electric Company, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

I have a wedding date set for 6/28/09 with a non refundable deposit. My fiancee injured his shoulder Nov 08 and is unable to work until he receives the surgery, then he has 3 month to recuperate. The money we have saved to cover the wedding has been exhausted from his inability to return to work as a commercial diver in the Gulf of Mexico. Wedding invites have been sent and most attendees have made their out of state travel arrangements which is non refundable as well. The remaining balance on the wedding is $5800 and there are still a few items that need full payment including photographer for $1000 and other miscellaneous services. All other items have been paid for. I need this loan to help cover the wedding expenses, plus I think this would be a great opportunity to consolidate my other bills and make one convenient payment. My fiancee's job will be waiting for him upon his recovery, approx Aug of 09 depending on his surgery date. I plan on repaying this loan in full asap after his return to work. I have been in my full time position since 2001 and keep up with all my bills and maintaining good credit.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I congratulations on your wedding! A couple of things. What are your plans to pay back the loan if your fiance does not return to work? Also, please contact lending club to have them verify your income. That might help with getting people to look at your situation.	Thanks for your question and for your well wishes. Of course we are delighted that he's been with his company for over 5 years and as a commercial diver his certs are hard to come by but his company has been very supportive of letting us know they are waiting for his return. But yes, we do think about other scenarios and my income has been able to support us just fine since he's been hurt. With the consolidation of my bills and the monthly payment posted for the amount I need to borrow, I am well within my means to make my payments on time. Paying back in full asap is my first priority but if that can't happen right away, I will still be able to make the payments. I will also have LendingClub verify my income. Thanks again.
Semper Fidelis	Semper Fi to you too. My fiancee and I are both former Marines, we dated in Okinawa. Its been 13 years but we have reunited and getting married!

Member Payment Dependent Notes Series 388777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388777	$7,000	$7,000	15.68%	1.00%	April 10, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388777. Member loan 388777 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	UCIrvine Parking and Transportation	Debt-to-income ratio:	20.87%
Length of employment:	2 years 8 months	Location:	Irvine, CA

Home town:	Glendale
Current & past employers:	UCIrvine Parking and Transportation
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I fell into credit card debt at a young age. Up to date I have been making payments to reduce my debt but I feel it is time to seek help. I am ready to become financially responsible and debt free.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,546.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other debts do you have besides credit cards? And which debts do you plan to pay off with this loan?	To be honest, I found a better interest rate at a local bank on a personal loan. I am in the process of canceling this loan request. Please do not fund me. Thank you anyway.
What is the sum the minimum monthly payments you make to your credit cards? Once you pay off all your balances, will you continue to live beyond your means, or would you save up the difference between your current monthly payments and your new consolidated loan payment? The fact that you are requesting $7,000 to consolidate your $5546 is a little unnerving. Why didn't you just request $6000 instead?	To be honest, I found a better interest rate at a local bank on a personal loan. I am in the process of canceling this loan request. Please do not fund me. Thank you anyway.

Member Payment Dependent Notes Series 388791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388791	$10,000	$10,000	15.37%	1.00%	April 9, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388791. Member loan 388791 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,751 / month
Current employer:	First Financial Bank	Debt-to-income ratio:	11.01%
Length of employment:	6 months	Location:	Hamilton, OH

Home town:	Goodlettsville
Current & past employers:	First Financial Bank, Fifth Third Bancorp, Firefly Properties, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I purchased this car and 3 weeks later, the lender decided to bail on the loan. The dealer and I are in a panic because of the following reasons - 1) They took the old car in trade, paid off the loan, and have transferred the title and sold it. 2) I am having a real hard time getting financing from anyone due to this economy and due to the rental property I own. 3) The title has been transferred to my name now, and as far as the state is concerned, the car is legally mine. I am 28 years old, about to be married, already have one child, and just found out I got another one coming. I pay ALL my bills on time, and don't have that many. I own a 4 family rental home that has solid renters, and the rents pay my mortgage on the rental building. I live in one of the units. Due to the mortgage I have, the banks are screaming about my debt to income ratio, which due to the rents, should not be an issue, but apparently it is. They can't seem to understand that I don't pay for the mortgage. I own an LLC that my rental business is operated under, I work 6 days a week at a bank call center. My rental business is a 2 man operation, involving myself and my Dad. My soon-to-be wife works at a call center at a bank as well, works 5 days a week. We have no problems paying all our bills. I am trying everything I can to make this loan issue go away and prevent it from turning into an even bigger mess than it already is. The dealer has tried everything they can think of, and I have too, and we both have run out of ideas. The car is a 2001 BMW X5. The sales prices of the car is 11190, add the 3500 negative equity from previous car, taxes, etc, and we are right at 16000. I have money to put down as well, up to 1500 at this time.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	63
Revolving Credit Balance:	$10,631.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
this loan is for 10k, what are you gonna do about the rest?	I have worked a deal with the car lot to carry whatever balance is left over as a "tote the note" type deal. I have 2 grand in cash to put twords the car as well. This has been a big mess for all parties involved, and he is willing to do almost anything to get this problem solved.

Member Payment Dependent Notes Series 388821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388821	$10,000	$10,000	9.63%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388821. Member loan 388821 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,164 / month
Current employer:	Rite Aid	Debt-to-income ratio:	15.05%
Length of employment:	3 years 6 months	Location:	Rockland, MA

Home town:	California (Dow Village)
Current & past employers:	Rite Aid, General Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

The loan is to pay off 2 credit cards and consolidate other debt into one easy monthly payment.This loan will allow me to start saving for my wedding and reduce stress of stretching my bi-weekly paycheck between too many bills.Thank you.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,571.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your position at ride aid? can you verify your income and credit through lending tree? also how much credit card debt do you have and what interest rates?	current position is assistant manager.annual income is $37,965.credit card debt $5000 @ 15.90% APR, $1200 @ 22.90% APR.Balance is personal loan $3200 @ 13.50% APR.
why your credit profile shows Revolving Credit Balance of only $1,571.00?	I admit that I do not understand how that is determined. It does not match the bills in my hand.

Member Payment Dependent Notes Series 388832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388832	$7,000	$7,000	16.32%	1.00%	April 10, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388832. Member loan 388832 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dutch Productions Inc.	Debt-to-income ratio:	3.99%
Length of employment:	3 years 6 months	Location:	Astoria, NY

Home town:	Kingston
Current & past employers:	Dutch Productions Inc., Madison Square Garden
Education:	Hofstra Univerity

This borrower member posted the following loan description, which has not been verified:

Hello, I am in search of this loan in order to catch up on my tax payments for 2008. I have good credit and have never taken out a loan in the past.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,747.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income/debt with LC	Hello. I work as an associate tv producer / editor and I'm making 1050 per week with Dutch Productions.
What do/did you do at Dutch Productions and MSG? Are you in a union? Salary, Hourly, or by production contract?	I'm a full time employee however most people in television including myself work under contract. So I make 1050 per week as an associate producer / editor.
can you explain the delinquincy about 2 years ago?	Delinquincy 2 years ago? I'm sorry but I don't know what that is referring to. I make sure to pay every one of my bill on time.

Member Payment Dependent Notes Series 388872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388872	$5,000	$5,000	13.16%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388872. Member loan 388872 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	the brothers group	Debt-to-income ratio:	14.00%
Length of employment:	10 years 4 months	Location:	bridgewater, MA

Home town:	ebridgewater
Current & past employers:	the brothers group, paperama, US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Ive been at my job for 10yrs and allways pay on time

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,536.00	Public Records On File:	1
Revolving Line Utilization:	33.10%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388882	$15,000	$15,000	15.05%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388882. Member loan 388882 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	manorcare hcr	Debt-to-income ratio:	11.58%
Length of employment:	6 years 11 months	Location:	kansas city, MO

Home town:
Current & past employers:	manorcare hcr, proffesional nursing kansas city
Education:	DeVry kansas city

This borrower member posted the following loan description, which has not been verified:

I would like to add a deck to my house, which will cost me about 9000-10000 dollars, the rest i will use to pay off my current loan, that way i will only have one loan payment to deal with.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,490.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - If you could please verify your income with Lending Club, it would expedite the funding of your loan. Also, would you please let me know what your monthly take-home is (income - major expenses)? Thanks	I will certainly send lending club my w-2- I take home 2400 t0 4000 monthly depending on o.t. I don't have any big expenses apart from a 10 thousand dollar loan which i pay for monthly at 325, I have about 9 payment left , thanks
What's manorcare hcr? and what do you do there?	Manor care is the largest nursing and rehab operation in the US, i,m a nurse

Member Payment Dependent Notes Series 388912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388912	$7,000	$7,000	15.68%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388912. Member loan 388912 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	University of Washington	Debt-to-income ratio:	5.57%
Length of employment:	10 months	Location:	Seattle, WA

Home town:	Baltimore
Current & past employers:	University of Washington
Education:	The University of Tennessee, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I was in a serious bike accident last fall, and now the hospital bills are rolling in. Also, because I was in the hospital for a month, my interest free credit cards went to the regular rate because I missed payments. So now, I'm in a bit of a financial hole.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,748.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, being a med school student, I would assume you are living off of student loans right now. Where will you get income to pay back this loan? Is there any possibility you can verify your income for LC?	In addition to being an MD student, I'm also a fully-funded PhD student, so I receive a graduate stipend. This income is enough for my regular, day-to-day expenses, but not enough to cover all of these medical bills. I'll look into verifying this for you. John
Please verify your income/debt with LC	I'm working on getting them the proper documentation and I should be completely verified in the next few days or so.
when do you expect to graduate? have you done your dissertation or residency?	I plan to graduate with my MD and PhD sometime around 2015-16. Afterwards, I'll do a residency and fellowship.
Good luck in Medical school, I hope to go to UW medical school myself within a year or so. But in the meantime, I work.	Thank you! I hope you're able to come here when you're able; it's a fabulous school and I wouldn't be anywhere else!

Member Payment Dependent Notes Series 388916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388916	$12,500	$12,500	13.79%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388916. Member loan 388916 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Tri-State Associates, Inc	Debt-to-income ratio:	16.73%
Length of employment:	15 years 11 months	Location:	Washington, DC

Home town:	Nordheim
Current & past employers:	Tri-State Associates, Inc, Teknekron, Inc
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to buy a 2006 Ford F250 Truck for business. Truck is valued at $16,000.00

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	4
Revolving Credit Balance:	$74,042.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I Googled Tri-state and got a lot of hits. Are you the HVAC/Plumbing/remodel firm? Are you the owner or a partner?	Tri-State Associates primarily does ornamental metal and miscellaneous steel work. You generally see us listed as louver or metal wall panel contractors. Nearly all of our work is commercial. I am the owner of the company.

Member Payment Dependent Notes Series 388927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388927	$25,000	$25,000	13.16%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388927. Member loan 388927 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Microsoft	Debt-to-income ratio:	8.24%
Length of employment:	6 years	Location:	seattle, WA

Home town:	Jacksonville
Current & past employers:	Microsoft, McGraw-Hill
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I have payed off all of my credit cards but one remains and I'm desperate to get it paid this year but the rate is awful! Help me get it paid off but at a better rate.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,323.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Sure! I didn't know there was a way to do that (I'm new). I'll take a look and figure it out today!
How much is your monthly mortgage payment, other expenses?	My monthly expenses are about 60% of my income. I am a student, have a rental property, and receive an annual bonus so there are occasions where those expenses contract and expand, but 60% is about average.
Your credit history shows a revolving balance (credit cards mostly) of 14,000. Are you paying off any other loan? What do you plan to use the rest of 25,000 from the loan on? Thank you.	I am also paying down a student loan.

Member Payment Dependent Notes Series 388946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388946	$19,000	$19,000	12.21%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388946. Member loan 388946 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	rangeview library district	Debt-to-income ratio:	15.51%
Length of employment:	7 months	Location:	denver, CO

Home town:	South Weymouth
Current & past employers:	rangeview library district, Metrobeat TV, TravelWizard
Education:	St. Paul's College, School of Visual Arts, The Travel Institute

This borrower member posted the following loan description, which has not been verified:

This is a loan requerst for startup funds for a travel business that provides affordable summer educational travel experiences for teachers. With the current economic situation, this is the best time to build a small, specialized travel planning and itinerary packaging business and allow it to build slowly and steadily. I have had considerable experience in the industry working as an agent and tour planner for large companies.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1977	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,836.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you have almost 50k revolving debt?	Hi, For a couple of years, I was called upon to support two family members while keeping current with house payments and taxes, etc.
What would you do if the business does not take off?	If I can't make this business model viable, I intend to shop it around to a number of other travel packagers with whom I have worked in the past.

Member Payment Dependent Notes Series 388954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388954	$25,000	$25,000	17.58%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388954. Member loan 388954 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	park ridge taxi	Debt-to-income ratio:	3.56%
Length of employment:	2 years 9 months	Location:	park ridge, IL

Home town:
Current & past employers:	park ridge taxi
Education:

This borrower member posted the following loan description, which has not been verified:

I'm hard working person I pay my bills always on time I'm a family man and very responsible.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,341.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi~ Your revolving credit indicates you have approx. 5300 in debt, however, you are requesting a loan for 25k. What will this money be used for and can you verify your monthly income with lending club pls? Thanks	I wont to bay a car from auto auction thanks.
why are you willing to pay such a high interest rate? can't you just get a used car loan via a bank?	Hello,becose for the car auction i have to have the money cash thanks.

Member Payment Dependent Notes Series 388991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388991	$6,000	$6,000	11.89%	1.00%	April 14, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388991. Member loan 388991 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Best Doors Inc.	Debt-to-income ratio:	21.07%
Length of employment:	7 years	Location:	Salinas, CA

Home town:	Elma
Current & past employers:	Best Doors Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have found a great deal on two off road dirt bikes,& I need to purchase them before someone else does. I can pay the loan back within 3 to 6 months, if not sooner. This purchase means so much to my Son & I. I have my own buisness, & my Son works full time also. Please respond ASAP. Thank You So Much John Messenger

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,136.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389001	$16,000	$16,000	12.84%	1.00%	April 13, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389001. Member loan 389001 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,492 / month
Current employer:	Reynolds & Reynolds	Debt-to-income ratio:	10.37%
Length of employment:	2 years 7 months	Location:	College Station, TX

Home town:	Edinburg
Current & past employers:	Reynolds & Reynolds, Andrew Corporation
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

The loan will be used to payoff several high interest rate credit cards. We are current on all our monthly payments, but the interest rates on some of our credit cards are ridiculously high which, of course, didn't start out that way. We do, in most cases, play more than the monthly minimum. We normally pay around $550 to $600 in monthy credit card payments. We have paid off approximately $3000 within the last year and a half, but feel like the high interest rates are making this too slow of a process and too high of a cost for our family. This credit card debt has been like a monkey on our back the last several years and we would like to stop having to deal with credit card companies if at all possible. As far as our financial situation, we are doing well for a family of three. I currently work full time as a team leader for a company that builds and maintain websites. My wife works part-time as a Montessori teacher at a private school.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,016.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I'm in the process of verifying my income and employment with the Lending Club credit review team. I have sent them the requested documents for their review.

Member Payment Dependent Notes Series 389010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389010	$7,000	$7,000	13.47%	1.00%	April 9, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389010. Member loan 389010 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,093 / month
Current employer:	Highmark blue shield	Debt-to-income ratio:	14.71%
Length of employment:	7 years	Location:	Carlisle, PA

Home town:	Carlisle
Current & past employers:	Highmark blue shield, Eds
Education:	Harrisburg Area Community College-Harrisburg

This borrower member posted the following loan description, which has not been verified:

Using this loan to pay off credit cards and apply those payments toward one monthly bill

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,915.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are your current interest rates, required minimum payments, and usual monthly payments for this credit card debt? Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing additional debt in the future. Thank you.	My rates run from 18-29% on the credit cards. I currently have 4 credit cards, all close to being maxed out. The minimum total due monthly on those cards come to $310 a month. I have been trying to pay them down, so I've been applying around $200 more monthly to these accounts. This is working, but way too slowly with the interest rate and has taken away from me being able to save any money for the unexpected. Which is how I got into most of my dept. The rest has been accruing over the last couple months due to increases in prices all over the place. The best solution to remove this dept and high interest rates is to consolidate them into one loan. This loan payment will allow me to lower my monthly payments, work toward a savings account, as well as giving me a step toward a future without dept.
your revolving debt balance is only ~3900. why is the loan for 7000?	The revolving dept appears to be just the credit cards. I have $3715 car loan I was planning on using the balance for
Thank you for your response. Given your response to the most recent question, to clarify your current situation will you list out each of your debts separately (credit cards 1-4, car loan etc) and include the total amount of debt, interest rate and Required monthly minimums and you usual monthly payments for each? Thank you.	The dollar amounts are rounded to nearest dollar. Credit Card 1: Balance due=$629, Min Payment due=$30, APR=19.95%, Usual pay=$30 Credit Card 2: Balance due=$858, Min Payment due=$45, APR=28.9%, Usual pay=$45 Credit Card 3: Balance due=$990, Min Payment due=$35, APR=9.9% (Lower interest rate due to this being the bank my checking account is with), Usual pay=$35 Credit Card 4: Balance due=$3231, Min Payment due=$197, APR=28.74%, Usual pay=$197-230 Total Credit Cards: Balance due=$5708, Monthly min=$307 I have been trying to pay more lately, but my funds are stretched pretty thin. Car Loan: Balance due=$3715, Min Payment due=$230, APR=6.5%, Usual pay=$230 Total dept: Total due=$9423, Min Payment due=$537 Other bills per month: Cable bill with Internet (this is BASIC cable. Internet connection is needed for my job)=$72 Cell phone (This is my only phone)=$81 Rent=$550 Electric=between $47 (summer months) and $148 (winter months-base board heat). PP&L is slowly raising their rates due to the Pennsylvania rate cap running out. Car Insurance=$67 Gas per month=$140 (based on $1.99 per gallon) Groceries=$370 Total bills per month=$1327 up to $1428 (depending on electric that month) Per month: Total take-home pay after taxes=$2048 Total credit card payments=$307 Total car payment=$230 Total other bills=$1327 up to $1428 Amount left after bills=$184 to $83, this is money I have been trying to apply toward my credit cards Total Received from LendingClub Loan=$6790 Total being applied to Credit Cards=$5708 Amount left to be applied toward Car Loan=$1082 Balance left on Car Loan=$2633, with $230 applied per month, loan should be paid off in less than a year. Projected amounts per month after LendingClub Loan: Total take-home pay after taxes=$2048 Total due on LendingClub Loan=$238 Total car payment=$230 Total other bills=$1327 up to $1428 Amount left after bills=$253 to $152 Projected amounts after car loan paid off (12 months from now): Total take-home pay after taxes=$2048 Total due on LendingClub Loan=$238 Total other bills=$1327 up to $1428 Amount left after bills=$483 to $382 (Freed up $230 to be applied monthly toward this loan and saving) I know this loan will not fix everything over night, but it is a step in the right direction. This is my budget plan to get out of my credit situation. I hope it helps in your decision. Thank you for your consideration, and feel free to ask more questions.

Member Payment Dependent Notes Series 389021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389021	$7,750	$7,750	12.21%	1.00%	April 14, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389021. Member loan 389021 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,475 / month
Current employer:	Skehan Home center	Debt-to-income ratio:	17.78%
Length of employment:	7 years 2 months	Location:	South Tamworth, NH

Home town:	laconia
Current & past employers:	Skehan Home center, Amerigas-propane
Education:	United States Marine Corp

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards that are charging 25 percent interest,I have perfect credit and would like to pay them off before they jack up my rate........... once again

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,610.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your total debt is listed as 14,610? Can you explain the additional $7000 of debt? Additionally will you provide more details about how you accrued this debt and what actions you have taken to avoid accruing more debt in the future? Thank you.	First off I didn't know I had to answer to anyone to take out a loan. What is your total debt? I Don't need a loan from this club..........It was on the internet giving out loans so I applied...........I have perfect credit.....
Have you asked the credit card companies to reduce your rate?	yes I have but not this year,I have used and paid off this account at least 3 times since I have had the account

Member Payment Dependent Notes Series 389184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389184	$6,700	$6,700	9.63%	1.00%	April 8, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389184. Member loan 389184 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,125 / month
Current employer:	Literacy Council of Bowie and Miller Counties	Debt-to-income ratio:	6.40%
Length of employment:	3 months	Location:	TEXARKANA, TX

Home town:	Denison
Current & past employers:	Literacy Council of Bowie and Miller Counties, Carter Insurance
Education:	Oklahoma Christian University, Texarkana College

This borrower member posted the following loan description, which has not been verified:

If I can get a loan, I intend to pair that money with a portion of my savings in order to purchase a 2009 Royal Enfield Bullet 500 Classic. I work for a non-profit educational organization, so while my income is limited, it is stable, and very secure. My current living situation - living with my father, not paying rent - means that I am positioned advantageously to repay a loan on schedule. I can reasonably afford a monthly payment of up to $350, my employment is stable for at least the next two years, if not much longer.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income and credit rating through lending club? Also, what are your current monthly expenses, and do you have another vehicle payment?	My current monthly expenses are, thankfully, very low. I do not pay rent, and do not have another vehicle payment. As for verifying my income and credit rating, I would be happy to, I just need to figure out how to do that.
Are you buying this Enfield for daily transportation or weekend recreation? Enfields are basically 1940's designed and built vehicles that are more suitable for an experienced vintage enthusiast to ride and tinker with. If you are looking for reliability in your first motorcycle, you may be disappointed with your purchase.	I intend to use it for daily transportation, once it's broken in and I'm comfortable with my riding skill. I'm already aware of the "idiosyncracies" of the Royal Enfields, but I feel confident that the updated AVL engine, coupled with my enthusiasm and natural mechanical aptitude, will prove reliable enough to serve me well.

Member Payment Dependent Notes Series 389232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389232	$12,000	$12,000	13.47%	1.00%	April 13, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389232. Member loan 389232 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ametek	Debt-to-income ratio:	15.12%
Length of employment:	9 months	Location:	Columbus, OH

Home town:	Chicago
Current & past employers:	Ametek
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate multiple Higher Interest loans to one payment at a lower rate. Will also allow me to repay debt faster than current rate.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,540.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I would be happy to. How do I go about doing this I am new to this website?

Member Payment Dependent Notes Series 389254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389254	$9,975	$9,975	16.32%	1.00%	April 13, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389254. Member loan 389254 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Computer Software	Debt-to-income ratio:	2.90%
Length of employment:	3 years 4 months	Location:	Livonia, MI

Home town:
Current & past employers:	Computer Software
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance the renovation of a single-family home purchased in Michigan. I am working with experienced professionals, such as contractors and realtors, with 10+ years experience in their field to help complete this renovation. We have already completed two renovations together, with plans for more in the works. Therefore, I already have the team in place to get going and have everything done in a timely manner. I am a good candidate for this loan because I am still working full-time. As a result, I can continue to pay back the loan in the event things do not turn out as planned. Furthermore, other than my mortgages, my only debt includes a school loan. Therefore, my ability to repay is very high.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$726.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend to sell the house after renovating it and payoff this loan?	I intend to rent out the home or selling on a lease-option. Therefore, I may not be able to pay off the loan immediately. The focus is to have enough cash flow to cover the monthly payment.
Do you intend to keep the loan to maturity?	Since this is a 3-year loan, it will not likely be held until maturity. The lease-options I plan to get into should last no more than one year. Therefore, the loan will more than likely be paid off before it reaches maturity.
why 8 credit inquiries in the last 6 month and why were you turned down or did not take the loans if offered?	In the past 6 months, I have applied for business credit cards trying to build up my business credit. I have also applied for and received a mortgage for one of my other investment properties. Furthermore, I applied for and received a Home Depot card for the purchase of renovation materials. I admit, however, that I was turned down for a couple of credit card applications because I applied for too much credit to soon. This was a mistake, and I have since slowed down in my applications for business credit.
Could you please explain the 8 credit inquiries in the last 6 months? Verifying your income with Lending Club will likely make your loan more appealing to potential lenders. Thank you.	This is a similar question to what yak1 asked about, which I have answered above. The inquiries are primarily due to credit card and mortgage applications in the past 6 months. Please let me know if you want more clarity than what I have in the previous question.
Hello~ Please take the time to verify your employment and your monthly income as this will help assuage the fears of potential lenders and increase your chances at getting a fully funded loan amount. Thanks	I have already provided the information to Lending Club to verify my employment and income. I spoke to someone last week to give them the data they needed.

Member Payment Dependent Notes Series 389258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389258	$5,000	$5,000	16.00%	1.00%	April 14, 2009	April 12, 2012	April 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389258. Member loan 389258 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Mustang Harrys Restaurant	Debt-to-income ratio:	14.00%
Length of employment:	2 years 3 months	Location:	Bronx, NY

Home town:
Current & past employers:	Mustang Harrys Restaurant
Education:	Monroe College-Main Campus

This borrower member posted the following loan description, which has not been verified:

i am trying to buy a car and pay for the insurance

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,348.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 389288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389288	$12,000	$12,000	9.63%	1.00%	April 13, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389288. Member loan 389288 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,586 / month
Current employer:	CUTCO CORP	Debt-to-income ratio:	21.17%
Length of employment:	8 years 6 months	Location:	OLEAN, NY

Home town:	Olean
Current & past employers:	CUTCO CORP, DRESSER RAND
Education:	PENN TECH

This borrower member posted the following loan description, which has not been verified:

TO PAY OFF A MASTERCARD AT A LOWER RATE

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,133.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for CUTCO CORP? How stable is your employment? Can you give me a breakdown of your monthly expenses? Thanks	I AM A CNC PROFILE GRINDER. OUR SALES ARE UP 12 PERCENT FOR THE YEAR AND UP 44 PERCENT LAST WEEK, SO I AM VERY COMFORTABLE IN MY EMPLOYMENT THERE. 400 RENT 300 OTHER BILLS 300 UTILITIES 155 COLLEGE LOANS MISC. 250

Member Payment Dependent Notes Series 389294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389294	$9,400	$9,400	16.32%	1.00%	April 13, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389294. Member loan 389294 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hit Toy Company	Debt-to-income ratio:	1.46%
Length of employment:	2 years	Location:	Massapequa Park, NY

Home town:	Massapequa Park
Current & past employers:	Hit Toy Company
Education:	Farmingdale State University of New York

This borrower member posted the following loan description, which has not been verified:

all lenders we are very responsible, dependable and will pay loan on time and as soon as possible. Thank you and hope someone can help.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,700.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income/debt with LC	This is my first time as a borrower with Lending Club. I do not have any debt with them. My income is $50,000.

Member Payment Dependent Notes Series 389399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389399	$10,000	$10,000	14.11%	1.00%	April 14, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389399. Member loan 389399 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	VASNHS	Debt-to-income ratio:	9.27%
Length of employment:	7 years	Location:	LAS VEGAS, NV

Home town:	LAS VEGAS
Current & past employers:	VASNHS, APOLLO COLLEGE
Education:	WILKES UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

NEEDED IN LESS THAN 2 WEEKS

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	5
Revolving Credit Balance:	$10,843.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389428	$12,000	$12,000	13.47%	1.00%	April 14, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389428. Member loan 389428 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,131 / month
Current employer:	Indian Spring Country Club	Debt-to-income ratio:	9.20%
Length of employment:	7 years 8 months	Location:	Boynton Beach, FL

Home town:	St. Albans, New York
Current & past employers:	Indian Spring Country Club
Education:	SUNY College at Old Westbury

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, this is extremely important for me to have a loan so that I can become debt free. The debt consolidation loan is something that I have looked into several times, now it is very urgent that my request for one is approved. When you check my credit history, my payments are and have been on time, just accumulated a lot of debt. I am a very good risk, because I pay my bills on time. I would certainly appreciate an approval. I would need this approved by theend of this week. Thanks. Thank you very much for your cooperation with this urgent matter. Very Truly Yours, Jean-Pierre Petrie

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,377.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why the urgency for this loan?	To pay off my credit cards and become debt free from them
What do you do at the country club?	I am an Asst. Golf Professional and Head Starter.
How did you accumulate so much debt. What if anything are you doing different now?	Just been using credit cards to live and survive and now IT is time to get rid of them and get things back to normal. Once credit cards paid off I am done with credit cards for good.

Member Payment Dependent Notes Series 389498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389498	$10,000	$10,000	9.63%	1.00%	April 9, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389498. Member loan 389498 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,190 / month
Current employer:	Retired Veteran	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	Norman, OK

Home town:	Denver
Current & past employers:	Retired Veteran, US Army
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Looking for a good interest rate for consolidating 2 cards and financing the new Heat & A/C unit. (had to replace after 30+ good years)

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,251.00	Public Records On File:	1
Revolving Line Utilization:	5.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank You For Your Service!	You are quite welcome. Thank you for your support.

Member Payment Dependent Notes Series 389504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389504	$15,000	$15,000	12.21%	1.00%	April 14, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389504. Member loan 389504 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,614 / month
Current employer:	Four Cornerstone, LLC	Debt-to-income ratio:	8.57%
Length of employment:	4 years 7 months	Location:	Fort Worth, TX

Home town:	Dallas
Current & past employers:	Four Cornerstone, LLC, ThinkSpark
Education:	Ole Miss

This borrower member posted the following loan description, which has not been verified:

My name is Hunter and I own a small business called Four Cornerstone. Our company is in need of some working capital as our clients have not been paying on time.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,700.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hunter, Working capital is the cornerstone of any business. Have you thought of ways to entice your clients to pay on time: like a percent discount for payments made within 10-14 days of the statement date and/or adding a "late" fee if the payment is not received by the due date? What products or service does your company provide?	Yes, we are working on collecting the receivables using the ability to discount as a method. It is working for some, but not all customers. Thank you for the advice. Good stuff! Our company is an Oracle preferred business partner. We are authorized to sell and service all of their products. Our main bread and butter is our services business which specializes in a number of Oracle's key technology areas such as business intelligence and SOA. Please let me know if you have other questions. Thanks, Hunter Hunter
What is the nature of your business? What steps are you taking to recover money from your clients?	Our business is mainly a services business. We provide consulting services to mostly Oracle installed customers. We specialize in implementing business intelligence, SOA, and other Oracle related technologies. A few of the examples of steps we have taken are providing discounts to customers that pay on time or even early. We are also negotiating more aggressive payment terms such as Net 10 or Net 15. Any other suggestions you may have would be great. Also, please let me know if you have any questions. Thanks, Hunter

Member Payment Dependent Notes Series 389534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389534	$3,500	$3,500	13.47%	1.00%	April 10, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389534. Member loan 389534 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,125 / month
Current employer:	Covidien Ltd.	Debt-to-income ratio:	24.24%
Length of employment:	2 years 10 months	Location:	Greenwood, SC

Home town:	Greece
Current & past employers:	Covidien Ltd., Pier 1 Imports
Education:	Lander University, Piedmont Technical College

This borrower member posted the following loan description, which has not been verified:

I will use the money from this loan to pay off my credit cards, and 401K loan. I will make a good candidate for the loan because I will pay the payment on time, and tell others about this company.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,146.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Telling others about the company doesn't make you a good candidate for a loan, but please do spread the good word. Also, please explain your delinquency that occurred 30 months ago. Thanks!	I joined credit counseling then and they were responsible for sending the payments to my creditors and it wasn't my fault the companies were paid late. When I called the company I used for credit counseling, they said they couldn't do anything about the delinquency. I haven't been late on any payments since then.

Member Payment Dependent Notes Series 389554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389554	$15,000	$15,000	12.84%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389554. Member loan 389554 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	a2z business systems	Debt-to-income ratio:	6.65%
Length of employment:	5 years 1 month	Location:	san francisco, CA

Home town:
Current & past employers:	a2z business systems, restaurant on the run
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

i'm looking to lower the apr on my credit cards.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,201.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind sharing the amount you currently pay for rent? Also, what are your current interest rates on your credit lines? Thank you.	i share my room with a friend. rent is really cheap at $400/month. current interest rates on cc is around 14.9%.
What do you do in your current job?	thanks for your interest. I'm an accounting manager. Made some bad investments and just in need of a loan to help things here and there.

Member Payment Dependent Notes Series 389563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389563	$10,000	$10,000	9.63%	1.00%	April 10, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389563. Member loan 389563 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Human Genome Sciences	Debt-to-income ratio:	12.81%
Length of employment:	2 years	Location:	OLNEY, MD

Home town:	Jamaica
Current & past employers:	Human Genome Sciences, Target
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

want to use loan to pay off outstanding debt

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,108.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list out your debt and the amount you owe for each.	Credit Card debt: 10,000
can you list your monthly expenses and verify your credit, and income through lendingclub?	Rent: 1200/mon Credit Debt: 700/month Cell Phone: 100/mon Home Utilities:300/mon Groceries:100/mon Storage: 100/mon
What is Human Genome Sciences? What do you do do for them? You also list Target as an employer. Do you have two jobs? Is Target included in the $3333 per month income? Thanks	I am a research analyst for HGS. I work part time at Target pharmacy and that additional income is included in my gross/month income.

Member Payment Dependent Notes Series 389571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389571	$10,800	$10,800	8.00%	1.00%	April 14, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389571. Member loan 389571 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Power Payroll, Inc. (freelance)	Debt-to-income ratio:	16.13%
Length of employment:	20 years	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	Power Payroll, Inc. (freelance), self
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

There are 3-4 options of vehicles that I'm researching to purchase. They include the BMW 525i Wagon, BMW X3 and BMW X5. Each vehicle has unique pros, which affect the asking price. The maximum loan amount would be 18K and the minimum would be 10K. I have an excellent credit history and have never been late for any financial payment / obligation. I consider myself an exceptional candidate and look forward to working with Lending Club. Thank you.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$186,072.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a large revoling credit balance. What are you monthly payments?	$994.35
Can you explain what makes up your revolving credit balance, e.g. business line of credit, credit cards, etc...?	It's a home equity line of credit that was established to restore my historic registered home.

Member Payment Dependent Notes Series 389645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389645	$20,000	$20,000	14.42%	1.00%	April 14, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389645. Member loan 389645 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,583 / month
Current employer:	Hawk Inc	Debt-to-income ratio:	16.97%
Length of employment:	24 years	Location:	Ladys Island, SC

Home town:	Walterboro
Current & past employers:	Hawk Inc
Education:	USC Gamecocks

This borrower member posted the following loan description, which has not been verified:

I'm trying to buy the lot next to my home at a deep discount which will add to my privacy and future home value. Most of the revolving debt I have came from a divorce 4 years ago. That's all cleared up & I've closed the accounts and should have them paid in full over the next 2 years. In the 2 years after the divorce I had to support 2 households so thats where the bulk of that came from (Just wanted to explain why they gave me a grade D, you can also contact me and I will provide you with recent credit report & scores showing a FICO scores of 685, 699 & 701) I've had over 20 plus years on excellent credit, never missed a payment not even during my divorce. This loan is 100% safe and will be paid back!

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,981.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hawk, Inc? Could you verify your income with LC?	Director of Operations, I have sent LC W-2's, 1099's and Tax Returns
Could you give us an idea of your monthly expenses? $21k/mo is a very high salary, especially for living in SC. Do you plan to keep the loan to maturity or pay off early?	I'll be using this loan to buy the lot next to my cabin at a deep discount ($40,000 plus lot for just $18,000) which will add to my privacy, home value and work as a future investment, I also plan to pay off another debt (My Prosper Loan, Balance $5,800, Payment $313, paid down from $15,000). After this loan I will own the lot outright, no liens, along with my cabin. My net worth on a financial statement exceeds $400k, however with the credit crunch lot loans are none existing right now. Since my divorce my savings is slowing coming back and I do not want to touch any of my IRA's or savings to make this purchase and really wanted to try out the Lending Club setup, with plans to become a lender on here soon. My monthly outgo with all bills (including mortgage) is right around $6,900 per month on average My net cash in every month is right around $13,500 per month. Breakdown of funds from this loan: Lending Club Loan net amount $19,300 Lot Purchase $18,000 Prosper Loan Pay-off $5,800 Total -$4,500 which I will use my own funds So you can see this is a very safe loan and you will not be let down on this loan. Also I do not plan on paying this out any earlier than 2 years or the full term so you can rest assured you will get the full earnings power on your investment. Please feel free to ask any questions you would like. Hope all this information helps you make and informed decision, thanks for considering my request.

Member Payment Dependent Notes Series 389730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389730	$20,000	$20,000	12.84%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389730. Member loan 389730 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,332 / month
Current employer:	City of Los Angeles	Debt-to-income ratio:	1.95%
Length of employment:	5 years 9 months	Location:	Los Angeles, CA

Home town:	Rochester
Current & past employers:	City of Los Angeles, So Cal Gas
Education:	California State University-Los Angeles (CSULA)

This borrower member posted the following loan description, which has not been verified:

I would like to move part of a home equity credit loan over to a personal loan, as I would like to refinance my mortgage at a lower rate. I have heard that Banks are blocking refinances by refusing to resubordinate equity loans. That is the purpose of this loan.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,210.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan will probably increase your monthly payments by about $500+ I would imagine. How are you able to absorb that? What do you do for the city? Thank you	Right now I am making $600 payments toward interest and principle on the equity line. I will also lower my home payment by $400 a month if I am able to refinance.
Could you explain your situation a little more for me? What are your current loan balances and monthly payments? What will they be with if loan is funded? Thanks	Current payments are about $1,800 a month. The refinance monthly payment will be $1,173.
You did not answer the 2nd part of roadtrip's question..... What do you do for the city? How stable is your position?	I am an engineer with seniority, I am very stable. Positions in my group are special funded with the money already available and so are not tied in to the city budget.

Member Payment Dependent Notes Series 389741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389741	$25,000	$25,000	17.26%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389741. Member loan 389741 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Double-Take Software	Debt-to-income ratio:	12.76%
Length of employment:	5 years 2 months	Location:	West Grove, PA

Home town:	Wilkes Barre
Current & past employers:	Double-Take Software, Qwest Communications
Education:	Bucknell University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 3 credit card vendors into one loan with a fixed interest rate. I am tired of the policies of the credit card companies, rate changes, fees, higher minumums, etc. I have 10,000 cash to settle any outstanding balances that this loan will not cover. Therefore, this loan will consolidate all unsecured debt with one vendor (Lending club). Once consolidated, I will then re-finance my mortgage from 7% to todays rates.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,172.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please verify your income with LC?	I would be glad to. They called me and asked if I could verify my income and I said I would but they didn't ask me to submit anything.
Tacitcargo - Hi, I think you can submit a copy of your tax return or W-2.. there should be information on the LClub website indicating the best way of verifying your income. Also, do you intend to pay off this loan ahead of the scheduled 3 years? Or will you pay on the loan note more or less until maturity? Thanks	My intnention would be to pay on the loan until either assets prices (stock and stock options of my company) recoved enough to pay off the balance or the 36 months expires. Whichever comes first.
For a person with a yearly income of almost $265,000 why is your credit debt almost $35,000?	I was facing margin calls in some stocks I invested in and did not want to sell at those prices so I borrowed to cover those. I feel in the long run it would be better to pay lending club interest rates then to lock in my losses by selling stocks now.

Member Payment Dependent Notes Series 389765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389765	$20,000	$20,000	14.42%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389765. Member loan 389765 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Rho, Inc	Debt-to-income ratio:	23.25%
Length of employment:	4 years	Location:	Plano, TX

Home town:	Albuquerque
Current & past employers:	Rho, Inc
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

I would like to pay off an unsecured bank loan of $7,000 and 2 high interest credit cards. After obtaining my masters degree, I have worked for the past 4 years at the same company as a Statistician. I pay all of my bills at the 1st of every month and usually pay more than the minimum amount. By consolidating debt, I would have 1 payment as opposed to 3 and be able to pay it off within 3 years. Running the numbers, my monthly consolidated payment would be lower than what I am currently paying.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	77
Revolving Credit Balance:	$18,789.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 389780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389780	$5,000	$5,000	16.95%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389780. Member loan 389780 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Weavers Fine Furniture	Debt-to-income ratio:	20.86%
Length of employment:	8 years 7 months	Location:	Fresno, OH

Home town:	Sugarcreek
Current & past employers:	Weavers Fine Furniture
Education:	Kent State University-Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need the money to pay off some debt that has high interest.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	23
Revolving Credit Balance:	$8,652.00	Public Records On File:	1
Revolving Line Utilization:	80.10%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you going to pay off credit cards? What % interest are you paying on them now? What other debts do you have? Car, mortgage, furniture, computer, etc... Also your credit report shows that you had a public record about 10 years ago, was it a bankruptcy or something else?	I have 2 credit cards with intrest rates of 29.99% that I am wanting to pay off that I cut up a year ago. I also need to use some to take my daughter to the dentist. She is 7 and needs some cavities filled. I have a car payment of $280 and the mortgage is $1,000 but I am married and my husband makes around 40,000 a year also. The public record was a bankruptcy from back in 2000. When we was young and dumb but have learned and on the right path now.

Member Payment Dependent Notes Series 389784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389784	$12,000	$12,000	12.21%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389784. Member loan 389784 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	16.16%
Length of employment:	n/a	Location:	Mission Viejo, CA

Home town:	Pine River
Current & past employers:	Invensys, US Air Force, St. Joseph's Medical Center
Education:	Community College of the Air Force (CCAF), Central Lakes College-Brainerd, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I've been making all my payments on time with this card and often 2-4 times the minimum amount. However the 23% APR on the card which the company does not want to lower is too much. The only thing I charge on this card is tuition, which now in hind sight I should have got a student loan when I started. I work full time and will be graduating with my Bachelor's in June. I don't mind paying off the debt, I would just like to pay more towards the principal and less towards interest so I can get out of debt sooner.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,904.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Please verify your income with Lendingclub as this will expedite funding of your loan... Also what is your monthly take-home (income - major expenses)?	Income should be taken care of now, I talked with Eric from the credit department of Lending Club today. Monthly take home is ~$1000 after bills and savings are taken out. I'm not in a bad situation and not having a problem paying what bills I have plus saving some. But why pay 23% on an amount when I could be paying 12%, is the question that prompted me to ask for a loan here. Plus the fact that credit card company is hard to work with, so are many banks.

Member Payment Dependent Notes Series 389796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389796	$13,450	$13,450	16.32%	1.00%	April 14, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389796. Member loan 389796 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,317 / month
Current employer:	Bose Corporation	Debt-to-income ratio:	18.64%
Length of employment:	14 years 6 months	Location:	Chestnut Hill, MA

Home town:	Wilkes-Barre
Current & past employers:	Bose Corporation, Phoenix Contact
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, The credit card debt I've personally accumulated over the last few years has me financially and mentally crippled. I've committed to turning my life around and working toward a solid financial future. I feel extremely fortunate I still have my job/career as a Systems Analyst. I've already curbed spending by going out less for dinners and packing my lunch or work. I?ve taken full stock of my physical possessions and have sold electronics and clothes. If you can approve my application, I will pay off two credit cards with balances of $7500.00 and $3700.00. I promise to pay you back on time. Once my credit card debts and loans are paid in full, my long term goal is to save for a house/condo. Thank you very much for your consideration. Debbie Savage

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	2
Revolving Credit Balance:	$6,021.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you owe $11,200 on credit cards, but your credit history shows only $6,000 owed. Plus you are looking to borrow even $2,250 more than the $11,200. Please explain.	Hi, I'm surprised that's what my credit history shows, as I currently owe $7, 515 on my US Airways Mastercard and $4954 on my visa. I requested the next amount on the chart to cover the fees that are deducted from the total amount. If I misunderstood the fee, please change it back to the original $11,200.
Debbie, I dont mean to be fresh here but... you should owe no one any money as you make $7,317 per month! you should have take home pay of $5122 per month. You should have at least $3000 left over every month to pay your balances off yourself without borrowing any more money. WHERE IS YOUR MONEY GOING??	This is a good question...I have a monthly car payment of $373. I spend a lot on gas as I travel 2 hrs. per day to and from work, monthly medication that is barely covered under my medical plan, and monthly medications for my senior dog. I also used my Amex Corp. card to help someone and have to pay it in full this month myself (I?ll never ever do that again!). I have been absolutely horrible about managing my money in the past, and am cleaning things up. I just started using software to help me budget. I also want to mention in my profile, the length of employment is stated as 1.7 years. That?s the time in my current position, my length of employment at Bose Corp. is 14.5 years.

Member Payment Dependent Notes Series 389857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389857	$3,000	$3,000	9.32%	1.00%	April 13, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389857. Member loan 389857 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,493 / month
Current employer:	United States Army National Guard	Debt-to-income ratio:	5.69%
Length of employment:	1 year 1 month	Location:	TOLEDO, OH

Home town:	Wooster
Current & past employers:	United States Army National Guard, J.M. Smuckers
Education:	University of Toledo, Education Major, Pi Kappa Alpha Member

This borrower member posted the following loan description, which has not been verified:

This loan is to provide extra cash so that I have extra money to cover rent, transportation costs, and other expenses of living off campus and attending school. I also am wanting to boost my credit by receiving a loan and paying it off on time with timely payments so that when it comes to home loans or car loans in the future I have a history and good score.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$859.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390015	$2,000	$2,000	13.47%	1.00%	April 8, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390015. Member loan 390015 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,636 / month
Current employer:	Self	Debt-to-income ratio:	16.32%
Length of employment:	11 years	Location:	Central Point, OR

Home town:	Santa Barbara
Current & past employers:	Self
Education:	None

This borrower member posted the following loan description, which has not been verified:

I am requesting a small loan to pay my Federal taxes this year.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,191.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390139	$6,000	$6,000	9.32%	1.00%	April 10, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390139. Member loan 390139 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	MCLB ALBANY	Debt-to-income ratio:	11.56%
Length of employment:	19 years 5 months	Location:	ALBANY, GA

Home town:	Key West
Current & past employers:	MCLB ALBANY, Circuit City Stores
Education:	Darton College

This borrower member posted the following loan description, which has not been verified:

I need $10,000

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,650.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why? Sorry you're going to have to do better than that.	My property was recently flooded and I am restoring.
if you need $10k how come you're only asking for $6K?	After my initial request, I decided I only needed 6k.

Member Payment Dependent Notes Series 390348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390348	$1,400	$1,400	14.74%	1.00%	April 13, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390348. Member loan 390348 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Horizon House	Debt-to-income ratio:	3.42%
Length of employment:	2 years 6 months	Location:	plymouth meeting, PA

Home town:	Tulare
Current & past employers:	Horizon House
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay for the down payment of a new apartment.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$124.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 390765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390765	$10,000	$10,000	8.00%	1.00%	April 14, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390765. Member loan 390765 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Rummel Klepper and Kahl	Debt-to-income ratio:	0.36%
Length of employment:	3 years 3 months	Location:	BALTIMORE, MD

Home town:	Providence
Current & past employers:	Rummel Klepper and Kahl, Cataldo Associates
Education:	Rensselaer Polytechnic Institute (RPI)

This borrower member posted the following loan description, which has not been verified:

I will be purchasing a vehicle on April 18th for a total of $19,150. I need a loan for 10,000 of the total amount and will be paying the rest myself upfront. I am looking for a 36 month loan, and will likely pay it back before then.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,858.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What shape is the car in? Have you looked at a loan from a bank or credit union? It should be fairly easy with your credit score.	I have checked several banks and thought the same thing. The car is in great shape based on the Esperian report, as well as a conversation my fiance had with the mechanic that services the vehicle. Unfortunately, most banks do not offer loans for private party purchases, which this is, or if they do they extend it to 6 year old cars, this however is a 7 year old BMW. I was able to get one loan through bank of america, but it was for a rate of over 10%, so this appeared to be a better route.

Member Payment Dependent Notes Series 390865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390865	$6,250	$6,250	7.68%	1.00%	April 13, 2009	April 18, 2012	April 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390865. Member loan 390865 was requested on April 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Self-Employed	Debt-to-income ratio:	21.43%
Length of employment:	3 years 2 months	Location:	East Lansing, MI

Home town:
Current & past employers:	Self-Employed
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I currently own a professional development company that trains special education and general education teachers. It has been in existence for three years and experienced a 520% rate of growth in the past 14 months. The Federal government ties money to compliance with regulations so my training has become a necessity for schools. The ARRA stimulus package will more than double the annual federal dollars given to my state. However, there are strict guidelines for how the money can be spent. There are five main areas were federal money can be spent. My current company falls within 2 of these 5 areas. A new website that is currently in development, and slated to go live in August, 09, will meet another 2 of the areas so that I will offer a program that meets 4 of 5 potential spending categories. This nearly guarantees that schools will funnel some of their ARRA money to my company. Teachers will use the website 1) to network with others around the state--sharing lesson plans and assessment tools, and collaborating to create projects, and 2) to streamline paperwork and facillitate input from everyone involved in a student's progress. Administrators will use the website 1) to ensure teacher compliance with regulations, and 2) to communicate with staff and parents. I have presented to nearly 2,000 teachers and administrators this past year and this website has arisen directly from their requests for a technological tool that overcomes major obstacles in our education system. This loan will allow me to have the final components of the website built as well as hiring additional staff to handle my growing client list.

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,094.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me more on how you derived the $3583 monthly income? thanks	My current income is based on my consulting company. My speaking fee is $1,000/day and I also sell materials which usually bring in an additional $1,000 per site. This past school year I averaged 4 to 5 speaking engagements during peak months of the school year (about 5). All of the money that I make from my business is a profit since we live off my husband's income and he pays our home mortgage and our one car payment. We do not have any credit card debt. Incidentally, for the past four months my projections consistently show more than a 500% gain in business from one year ago. I also have significantly more contracts for clients next year than I had at this point a year ago, including bookings into the non-peak months. All that to say that my business is very healthy and growing exponentially due to the federal requirements that are making schools pay for the training teachers need. I fully expect my monthly income to increase next year. I am happy to answer questions. Feel free to ask any more that you would like answered.
Can you have your income verified by Lending Club? Also, how soon do you plan to pay off the loan?	Yes, I received the request from Lending Club today to verify my income so I'll be sending the documents by the end of business today.
Can you share your current website address? Thanks	The current website that describes my consulting business is: quillpd.com. The new website for which I'm seeking funding does not yet exist. Note: my current website was created by an amateur whereas the new website is being created by professionals--it will look much better!

Prospectus Supplement (Sales Report) No. 26 dated April 14, 2009